Exhibit 8.1

August 13, 2003

Getty Images, Inc.

601 N. 34th Street

Seattle, Washington 98103

Re:	Getty Images, Inc.

Registration Statement on Form S-3

Dear Ladies and Gentlemen:

We have acted as counsel to Getty Images, Inc., a Delaware corporation (the “Company”), in connection with the offering pursuant to a registration statement (the “Registration Statement”) on Form S-3 filed with the Securities Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of $265,000,000 aggregate principal amount at maturity of the Company’s 0.5% Convertible Subordinated Debentures due 2023 (the “Debentures”) and shares of the Company’s common stock (“Conversion Shares”) issuable upon conversion of the Debentures. The Debentures were issued pursuant to a subordinated indenture, dated as of June 9, 2003, and supplemented as of July 30, 2003, between the Company and the Bank of New York as Trustee.

You have requested our opinion regarding the material United States federal income tax consequences of the purchase, ownership and disposition of the Debentures and the Common Stock into which the Debentures may be converted. In formulating our opinion, we have examined the Registration Statement and have relied upon the accuracy of the information contained in the Registration Statement (including the Exhibits thereto) and such certificates, records and other documents, as we have deemed necessary or appropriate as a basis for the opinion set forth below. We also have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to all authentic original documents of all copies of documents submitted to us.

In addition, our opinion herein is based on, as of the date hereof, the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated or proposed thereunder, current positions of the Internal Revenue Service contained in published revenue rulings, revenue procedures and announcements, pertinent judicial authorities and other applicable authorities, all of which are subject to change either prospectively or retroactively. A change in any of the materials or authorities upon which our opinion is based could affect our conclusions stated herein.

Our opinion relates only to the federal income tax laws of the United States, and we express no opinion with respect to other federal laws or with respect to the laws of any other jurisdiction. Furthermore, we express no opinion concerning any tax consequences except as expressly set forth in the Registration Statement under the heading “Material United States Federal Income Tax Consequences.”

Based upon the foregoing and subject to the qualifications and assumptions set forth herein, we are of the opinion that under current United States federal income tax law, the discussion set forth in the Registration Statement under the heading “Material United States Federal Income Tax Consequences,” to the extent it constitutes summaries of legal matters or legal conclusions, is a fair and accurate summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the Debentures and the Common Stock into which the Debentures may be converted.

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law. Furthermore, this opinion is based on the accuracy of the facts and the representations set forth in the Registration Statement. In the event that any one of the facts, representations or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon. In addition, there can be no assurances that the Internal Revenue Service will not assert contrary positions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/  PERKINS COIE LLP

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